SCHEDULE 14C INFORMATION
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KENT FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

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KENT FINANCIAL SERVICES, INC.
5305 MIRAMAR LANE
COLLEYVILLE, TEXAS 76034
(682) 738-8011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 28, 2010

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kent Financial Services, Inc. (the “Company”), will be held on Tuesday, December 28, 2010 at 9:30 a.m., local time, at 325 North Saint Paul Street, Suite 2600, Dallas, Texas 75201 for the purpose of considering and acting upon the following matters:

1.	To elect five directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified;

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

Only stockholders of record at the close of business on November 26, 2010, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours by any stockholder for any purposes germane to the meeting, at the Company’s offices at 5305 Miramar Lane, Colleyville, Texas 76034, for a period of at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors

/s/ Paul O. Koether
Paul O. Koether Chairman

Date: December 7, 2010

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

KENT FINANCIAL SERVICES, INC.
5305 MIRAMAR LANE
COLLEYVILLE, TEXAS 76034
(682) 738-8011

INFORMATION STATEMENT FOR THE ANNUAL MEETING
DECEMBER 28, 2010

General

This Information Statement is being furnished to the stockholders of Kent Financial Services, Inc., a Nevada corporation (“Kent Financial” or the “Company”), pursuant to Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the forthcoming Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, December 28, 2010, at 9:30 a.m., local time, at 325 North Saint Paul Street, Suite 2600, Dallas, Texas 75201, and at any and all adjournments, postponements or continuations thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number is (682) 738-8011.

This Information Statement and accompanying Notice of Annual Meeting of Stockholders are first being mailed on or about December 7, 2010 to all stockholders entitled to vote at the Annual Meeting.

Record Date; Voting Securities

Only stockholders of record at the close of business on November 26, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  On the Record Date, 2,759,076 shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), were issued and outstanding.  The presence, either in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum and to transact such matters as come before the Annual Meeting.

As of the Record Date, management and its affiliates collectively owned greater than 50% of the Company’s outstanding Common Stock and will vote their shares to elect as directors the five nominees listed under the caption “Election of Directors.”  Since the Common Stock owned by management and its affiliates constitutes a majority of the Company’s outstanding Common Stock, the Board of Directors has determined not to solicit proxies.  Any stockholder of record on the Record Date is entitled to attend the meeting and vote their shares personally or through such stockholder’s own legally constituted proxy.

Votes Required

The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting.  As of the Record Date, there were 2,759,076 shares outstanding and each share is entitled to one vote.  Abstentions from voting and broker “non-votes” will have no effect since they will not represent votes cast at the annual meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the Information Statement and Notice of Annual Meeting of Stockholders to such beneficial owners.

PROPOSAL 1
ELECTION OF DIRECTORS

Five directors are to be elected to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.  Management and our majority stockholder will vote FOR the election of each nominee named below.  Each nominee has consented to serve as a director if elected.  It is not expected that any nominee will be unable to serve, but, in the event that any nominee should be unable to serve, management and our majority stockholder will vote for a substitute candidate selected by the Board of Directors.

Set forth below is biographical information for the persons nominated for election to the Board of Directors including information furnished by them as to their principal occupations at present and for the past ten years, certain directorships held by each, their ages as of December 7, 2010 and the year in which each director became a director of the Company.

Nominees for Directors

Name of Nominee	Age	Position and Office Presently Held with Company	Director Since
Paul O. Koether	74	Chairman, Chief Executive Officer and Director	1987
William Mahomes, Jr.	64	Director	2005
Casey K. Tjang	72	Director	1992
James L. Bicksler, Ph.D.	73	Director	2008
Bryan P. Healey	40	Chief Financial Officer and Director	2007

Paul O. Koether has been Chairman, Director and Chief Executive Officer of the Company since July 1987 and President of the Company from October 1990 until November 2005 and again since August 2007.  Mr. Koether was Chairman from April 1988 to July 2005, President from April 1989 to February 1997 and director from March 1988 to July 2005 of Pure World, Inc., (“Pure World”) and from December 1994 until July 2005 a director and from January 1995 to July 2005 Chairman of Pure World’s wholly owned subsidiary, Pure World Botanicals, Inc., a manufacturer and distributor of natural products.  Mr. Koether was Chairman and a Director of Sun Equities Corporation (“Sun”), a private company until Sun was merged into Pure World in December 2004.  Mr. Koether was Chairman from 1990 until August 2003 and a registered representative since 1989 of T. R. Winston & Company, LLC. (“Winston”).  Since September 1998, Mr. Koether has been a director, Chairman and Chief Executive Officer as well as President from October 2003 until November 2005 and from August 2007 until present, of Kent International Holdings, Inc., a holding company formerly known as Cortech, Inc. that is seeking to redeploy its assets.  Bryan P. Healey, Chief Financial Officer and Director of the Company is the son-in-law of Paul O. Koether.

Mr. Koether’s extensive executive experience in a multitude of industries including the securities, banking, real estate, nutraceutical and investment banking industries makes him essential to the Company’s success.

William Mahomes, Jr. has been President and Managing Director of Mahomes, Bolden & Warren P.C., a transactional law firm that emphasizes corporate and public finance, mergers and acquisitions, real estate, probate, estate planning and mediation, since 1998.  Prior to joining his present firm he was Senior Vice President and General Counsel to Pro-Line Corporation, a partner at Baker & McKenzie and Senior Shareholder of Locke Purnell Rain Harrell.  He holds a BBA from Texas A&M University and a Juris Doctorate from the University of Texas School of Law.  He served as an officer in the United States Army Reserve for several years and he has previously served as a Director on a number of corporate, state and not-for-profit boards and currently serves on the Board of Blue Cross and Blue Shield of Texas, an affiliate of Health Care Services Corporation, Caring for Children Foundation and the Center for New Ventures and Entrepreneurship at Texas A&M University.

Mr. Mahomes legal and transactional background is an asset to the Company in both monitoring risks and evaluating potential merger and acquisition candidates.

Casey K. Tjang is a principal at Andrew-Case Advisors (ACA), a private advisory group for SME companies.  In 2009, Mr. Tjang retired as chairman and chief executive officer of First Merchant Bankers, Inc., a private merchant bank dealing with Asia-Pacific businesses.  From September 2001 to February 2002, he was President and Chief Executive Officer and from August 2000 to September 2001 was Chief Financial Officer of Knowledge Window, Inc., an e-learning provider of Internet training.  Since February 2002, Mr. Tjang has been President and Chief Executive Officer of Princeton Accredited Services, Inc. and Erudite Internet Systems, Inc. an e-learning custom courseware developer and provider of an Internet based distance education system.  Since 2005, he has been Chairman and Chief Executive Officer of Princeton Business School, a provider of an online education towards Entrepreneurial Master of Business Administration degree program.

Mr. Tjang’s experience in corporate finance and banking is important to the Company as both the Chairman of the Audit Committee as well as evaluating potential merger and acquisition candidates.

James L. Bicksler, Ph.D., a Director of the Company since October 2008, has been a Professor of Finance and Economics, Rutgers Business School, Rutgers, the State University of New Jersey, since 1969.  Professor Bicksler was a Director of Kent International Holdings, Inc. from 1998 through September 30, 2008.

Dr. Bicksler received his Ph.D. in financial economics from New York University and his expertise includes corporate governance and corporate investment risk management.  Dr. Bicksler’s research background and experience is valuable to the Company in both assessing risks and evaluating potential merger and acquisition candidates.

Bryan P. Healey, a certified public accountant, has been Vice-President, Secretary and Chief Financial Officer of the Company since May 2006 and a Director since November 2007.  Mr. Healey has also been Vice-President, Secretary and Chief Financial Officer since May 2006 and a Director since November 2007 of Kent International Holdings, Inc.  From July 2006 to October 2009, Mr. Healey was a registered representative of T. R. Winston & Company, LLC.  From September 1995 to April 2006, Mr. Healey was with Bowman & Company, L.L.P., the largest CPA firm in Southern New Jersey, in various positions including audit manager from July 2001 to April 2006.

Mr. Healey’s comprehensive knowledge and experience in corporate finance and accounting makes him an important asset to the Company.

Board Meetings and Committees

The Board of Directors held two meetings during the year ended December 31, 2009 and otherwise acted by written consent.  Each of the Company’s directors attended all of the meetings of the Board of Directors and of all committees of the Board on which he served, with the exception of Mr. Mahomes who was absent from one audit committee meeting due to scheduling conflicts.

During the year ended December 31, 2009, the Board had an Audit Committee, which consisted of Messrs. Tjang, Mahomes, and Bicksler.  The Audit Committee, which reviews the Company’s internal controls, accounting practices and procedures, and results of operations, held four meetings in 2009.

Meetings of independent directors are held at regularly scheduled Audit Committee meetings throughout the year.

Board Leadership Structure

Mr. Koether serves as our Chairman of the Board and as our Chief Executive Officer.  The Board believes that because the CEO is ultimately responsible for executing the strategic direction of the Company and for the performance of the Company, the CEO is the director best qualified to act as Chairman of the Board.  Additionally, given the size of the Company’s operations, it would be unduly burdensome on the Company to hire an individual to serve as the CEO.  Further, as the controlling shareholder of Kent, Mr. Koether has the ability to influence operational and strategic decisions through voting control.

Board’s Oversight of Risk Management

The Board has an active role, as a whole and also at the audit committee level, in overseeing management of the Company’s risks.  The Audit Committee oversees management of financial, accounting and internal control risks.

Independence.

The Board of Directors has determined that the following three Directors nominated for election at the Annual Meeting are independent Directors as defined in the NASDAQ listing standards: William Mahomes, Jr., Casey K. Tjang, and James L. Bicksler.  Therefore, a majority of the persons nominated to serve on our Company’s Board of Directors are independent as so defined. The foregoing independence determination of our Board of Directors included the determination that each of these three nominated Board members, if elected and appointed to the Audit Committee is      independent for purposes of membership on the Audit Committee under Rule 4350(d) of the NASDAQ listing standards, which includes the independence requirements of Rule 4200 and additional independence requirements under SEC Rule 10A-3(b);

Exemptions for a Controlled Company Election

NASDAQ has established specific exemptions from its listing standards for controlled companies, i.e., companies of which more than 50% of the voting power is held by an individual, a group or another entity. Kent Financial is a “controlled company” by virtue of the fact that Mr. Paul O. Koether, Chairman of the Board, Chief Executive Officer and President of the Company controls a majority interest in the stock of the Company.  Please see “Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners.”

The Company has elected to rely upon certain of the exemptions provided in the rules.  Specifically, the Company will rely on exceptions to the requirements that listed companies (i) select, or recommend for the Board’s selection, director nominees by a majority of independent directors or a nominating committee comprised solely of independent directors, and (ii) determine officer compensation by a majority of independent directors or a compensation committee comprised solely of independent directors.

Communications with the Directors

Stockholders may communicate in writing with any of the Company’s directors by sending such written communication to Bryan P. Healey, Secretary of the Company, at the Company’s principal executive offices 5305 Miramar Lane, Colleyville, Texas 76034. Copies of written communications received at such address will be provided to the relevant director or directors unless such communications are determined by the Company’s outside general counsel to be inappropriate for submission to the intended recipients.  However, any communication not so delivered will be made available upon request to any director.  Examples of stockholder communications that would be considered inappropriate for submission include, customer complaints, solicitations, product promotions, resumes and other forms of job inquiries, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.

Policy on Director Attendance at Annual Meetings

Although all Board members are encouraged to attend the Company’s annual meetings of stockholders, attendance at the annual meeting is not mandatory.

Audit Committee Financial Expert

The Board of Directors of the Company has determined Casey K. Tjang is an audit committee financial expert as that term is defined under SEC rules and that Mr. Tjang is independent, as the term is used in Rule 407(d)95) of Regulation S-K promulgated under the Exchange Act.

Compensation of Directors

Directors who are not employees of the Company receive a monthly fee of $1,000 plus $200 for each day of attendance at board and committee meetings.  During 2009, the Company paid directors' fees in the aggregate amount of $38,800.  The table below includes information about compensation paid to our non-employee directors:

Name	Fees Earned or Paid in Cash	Total

William Mahomes, Jr.	$12,800	$12,800

Casey K. Tjang	13,000	13,000

James. L. Bicksler	13,000	13,000

	$38,800	$38,800

Code of Ethics

The Company has adopted a Code of Ethics.  Stockholders may write to Bryan P. Healey, the Secretary of the Company, at the Company’s principal executive office: offices 5305 Miramar Lane, Colleyville, Texas 76034, to request a copy of the Code of Ethics.  We will provide it to any person without charge upon such request.

BENEFICIAL OWNERSHIP

Security Ownership of Officers, Directors, Nominees and Certain Stockholders

The following table sets forth the beneficial ownership of Common Stock of the Company as of November 26, 2010, by each person who was known by the Company to beneficially own more than 5% of the Common Stock, by each current director and nominee, each executive officer, and by all current directors and executive officers as a group:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Approximate Percent of Class

Paul O. Koether 6808 Mystic Woods Lane Colleyville, Texas 76034	1,702,174	(2)	61.74%

William Mahomes, Jr. 325 N. St. Paul Street Suite 2600 Dallas, TX 75201	-		-

Casey K. Tjang 93 Kempshall Terrace Fanwood, NJ 07023	-		-

James L. Bicksler, Ph.D. 1120 Granville Avenue Upper Montclair, NJ 90049	-		-

Marital Trust u/w/o Natalie I. Koether 6808 Mystic Woods Lane Colleyville, Texas 76034	497,492		18.07%

Jennifer S. Healey c/o 5305 Miramar Lane Colleyville, Texas 76034	809,444	(3)	29.34%

Bryan P. Healey c/o 5305 Miramar Lane Colleyville, Texas 76034	830,960	(4)	30.12%

All Directors and Officers as a group (5 persons)	1,783,134		64.67%
_____________________ * Represents less than 1%

(1)
The beneficial owner has both sole voting and sole investment powers with respect to these shares except as set forth in other footnotes below.  Included in such number of shares beneficially owned are shares subject to options currently exercisable or becoming exercisable within 60 days for all directors and executive officers as a group.

(2)
Includes 131,810 shares held in Mr. Koether’s IRA and 497,492 shares beneficially owned by the Marital Trust u/w/o Natalie I. Koether.  As trustee, Mr. Koether may be deemed to own these shares beneficially.  Also includes 750,000 shares owned by Ms. Healey that Paul O. Koether has been granted sole voting power over as proxy agent.

(3)
Includes 25,800 shares owned in custodial accounts for the benefit of family members.  Also includes 750,000 shares owned by Ms. Healey that Paul O. Koether has been granted sole voting power over as proxy agent.

(4)	Includes 12,916 shares held in Mr. Healey’s IRA, 783,644 shares beneficially owned by Mr. Healey’s spouse and 25,800 shares owned in custodial accounts for the benefit of family members.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act as amended and the regulations and rules promulgated thereunder require the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities to (i) file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and (ii) furnish copies of these filings to the Company.

Based solely on the Company’s review of the copies of such forms (and amendments) it has received and representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, we believe that all officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities complied with all filing requirements applicable to them with respect to transactions during fiscal 2009.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table may be found under Item 10. Executive Compensation in Form 10-K for the year ended December 31, 2009 mailed together with this Information Statement.

Stock Option and Stock Appreciation Rights; Grants and Exercises

In 2005, stockholders holding approximately 54.69% of the outstanding common stock of the Company approved the Kent Financial Services, Inc. 2005 Stock Option Plan (“2005 Stock Option Plan”), by written consent.  The Board of Directors also approved the 2005 Stock Option Plan.  Under the 2005 Stock Option Plan, a total of 400,000 shares of Common Stock were available for issuance to key employees, including officers of the Company or any of its subsidiaries.  At November 26, 2010, the Company had no common stock options outstanding.

Long-Term Incentive Plan Awards Table and Defined Benefit or Actuarial Plan Table

The Company does not maintain any long-term incentive plans or defined benefit or actuarial plans.

Employment Agreements

Paul O. Koether

On May 12, 2008 (“Effective Date”) the Company and Paul O. Koether entered into an employment agreement (“Koether Agreement”) pursuant to which Mr. Koether serves as the Company’s Chairman for an initial three year term at an annual salary of $240,000 (“Base Salary”), which may be increased but not decreased at the discretion of the Board of Directors.  The term is to be automatically extended one day for each day elapsed after the Effective Date.

Mr. Koether may terminate his employment under the Koether Agreement at any time for “good reason” (defined below) within 36 months after the date of a Change in Control (defined below) of the Company.  Upon his termination, he shall be paid the greater of the (i) Base Salary payable under the Koether Agreement through the expiration date of the Koether Agreement or (ii) an amount equal to three times the average annual Base Salary paid to him during the preceding five years.

A Change in Control is deemed to have occurred if (i) any individual or entity, other than individuals beneficially owning, directly or indirectly, common stock of the Company representing 30% or more of the Company’s stock outstanding as of May 12, 2008, is or becomes the beneficial owner, directly or indirectly, of 30% or more of the Company’s outstanding stock or (ii) individuals constituting the Board of Directors on May 12, 2008 (“Incumbent Board”), including any person subsequently elected to the Board whose election or nomination for election was approved by a vote of at least a majority of the Directors comprising the Incumbent Board, cease to constitute at least a majority of the Board.  “Good reason” means a determination made solely by Mr. Koether, in good faith, that as a result of a Change in Control he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.

Mr. Koether may also terminate his employment if the Company fails to perform its obligations under the Koether Agreement (including any material change in Mr. Koether’s duties, responsibilities and powers or the removal of his office to a location more than five miles from its current location) which failure is not cured within specified time periods.

The Company may terminate Mr. Koether’s employment under the Koether Agreement for “cause” which is defined as (i) Mr. Koether’s continued failure to substantially perform his duties under the Koether Agreement (other than by reason of his mental or physical incapacity or the removal of his office to a location more than five miles from its current location) which is not cured within specified time periods, or (ii) Mr. Koether’s conviction of any criminal act or fraud with respect to the Company. The Company may not terminate Mr. Koether’s employment except by a vote of not less than 80 percent of the entire Board of Directors at a meeting at which Mr. Koether is given the opportunity to be heard.

In the event of Mr. Koether’s death during the term of the Koether Agreement, his beneficiary shall be paid a death benefit equal to $240,000 per year for three years payable in equal monthly installments.  Should Mr. Koether become “disabled” (as such term is defined in the Koether Agreement) during the term of the Koether Agreement and either long-term disability insurance is not provided by the Company or such policy does not provide an annual benefit to age 80 equal to 80% or more of Mr. Koether’s base salary, he shall be paid an annual disability payment equal to 80% of his base salary in effect at the time of the disability.  Such payments shall continue until Mr. Koether attains the age of 80.

Bryan P. Healey

Effective May 15, 2006 the Company and Bryan P. Healey, CPA entered into an employment agreement (“Healey Agreement”) pursuant to which Mr. Healey serves as the Company’s Chief Financial Officer for an initial two year term at an annual salary of $140,000 (“Healey Base Salary”), which may be increased but not decreased at the discretion of the Board of Directors.  The Healey Base Salary increased to $156,000 annually effective January 1, 2008.  The Healey Agreement was automatically extended for one day for each day elapsed after May 15, 2007, converting the term of the Healey Agreement to a contract with a two year ‘evergreen’ term, commencing on May 15, 2007.

Mr. Healey may terminate his employment under the Healey Agreement at any time for “good reason” (defined below) within 36 months after the date of a “Change in Control” (defined below).  Upon his termination, Mr. Healey shall be paid the Healey Base Salary payable under the Healey Agreement through the expiration date of the Healey Agreement.

A Change in Control is deemed to have occurred if (i) any individual or entity, other than individuals beneficially owning, directly or indirectly, common stock of the Company representing 50.1% or more of the Company’s stock outstanding as of May 15, 2006, is or becomes the beneficial owner, directly or indirectly, of 50.1% or more of the Company’s outstanding stock or (ii) individuals constituting the Board of Directors on May 15, 2006 (“Incumbent Board”), including any person subsequently elected to the Board whose election or nomination for election was approved by a vote of at least a majority of the Directors comprising the Incumbent Board, cease to constitute at least a majority of the Board.  “Good reason” means a determination made solely by Mr. Healey, in good faith, that as a result of a Change in Control he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.

Mr. Healey may also terminate his employment if the Company fails to make the payments specified in the Healey Agreement, or if the Company fails to make such payments for a period of five days after Mr. Healey has given notice of such failure.

The Company may terminate Mr. Healey’s employment under the Healey Agreement for “cause” which is defined as (i) Mr. Healey’s continued failure to substantially perform his duties under the Healey Agreement (other than by reason of his incapacity due to physical or mental illness) which is not cured within specified time frames or (ii) Mr. Healey’s conviction of any criminal act of fraud.  The Company may not terminate Mr. Healey’s employment except by a vote of not less than 75% of the entire Board of Directors at a meeting at which Mr. Healey is given the opportunity to be heard.

In the event of Mr. Healey’s death during the term of the Agreement, his beneficiary shall be paid a death benefit equal to his then current annual salary in equal monthly installments for the remainder of the term of the Healey Agreement.  Should Mr. Healey become disabled during the term of the Healey Agreement, Mr. Healey shall be paid such benefits to which he is entitled under the terms of such long-term insurance as the Company has provided him or 80% of his salary for the remainder of the two year term of the Healey Agreement, whichever is greater, in accordance with his regular payment schedule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Fee

The Company receives a monthly management fee of $21,000 from Kent International for management services.  These services include, among other things, preparation of periodic and other filings with the Securities and Exchange Commission, evaluating merger and acquisition proposals, providing internal accounting services and shareholder relations.  This arrangement may be terminated at will by either party.  The monthly management fee revenue and offsetting expense is eliminated during consolidation.  The Company is the beneficial owner of approximately 53.44% of Kent International’s outstanding Common Stock at November 26, 2010.  Paul O. Koether, Chairman of the Company is also the Chairman of Kent International.  Bryan P. Healey, Chief Financial Officer and Director of the Company is also the Chief Financial Officer and Director of Kent International as well as the son-in-law of Paul O. Koether.

The Company and its consolidated subsidiaries reimburse an affiliate, Bedminster Management Corp., for the allocated direct cost of group health insurance and office supplies.  These reimbursements were approximately $70,647 and $60,802 in the years ended December 31, 2009 and 2008, respectively.

AUDIT COMMITTEE REPORT

The Company established an Audit Committee in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee consists of three directors, Mr. Tjang, Mr. Bicksler and Mr. Mahomes, each of whom is independent as that term is defined in Rule 4200 (a)(14) of the NASDAQ Marketplace Rules.  A brief description of the responsibilities of the Audit Committee is set forth above under the caption “Board Meetings and Committees.”  The Audit Committee has adopted a charter, a copy of which is attached hereto in Appendix A.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2009 with the management of the Company.  The Audit Committee has discussed with Paritz & Company, P.A.. (“Paritz”), the Company’s independent registered public accounting firm for the year ended December 31, 2009, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified and supplemented).  The Company also has received the written disclosure and letter from Paritz required by Independence Standards Board Standard No. 1 (as modified and supplemented), and has discussed with Paritz its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

The Audit Committee
Casey, K. Tjang, Chairman
William Mahomes, Jr.
James L. Bicksler, Ph.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Paritz & Company, P.A. (“Paritz”) served as Kent Financial’s independent registered public accounting firm for the fiscal years ended December 31, 2009 and 2008 and has been selected to serve as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2010. It is not expected that a representative of Paritz will be present at the meeting.  The services to be provided by Paritz in 2010 will include performing the audit of the 2010 financial statements and reviewing quarterly reports.  Paritz has no direct or indirect interest in the Company.

Principal Accountant Fees and Services

Amounts paid to Paritz may be found under Item 14. Principal Accountant Fees and Services in Form 10-K for the year ended December 31, 2009 mailed together with this Information Statement.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS

Any stockholder who desires to present proposals to the 2010 annual meeting and to have such proposals set forth in the Company’s information statement mailed in conjunction with such annual meeting must submit such proposals to the Company’s not later than July 18, 2011. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission. While the Board of Directors will consider stockholder proposals, the Company reserves the right to omit from the Company’s information statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

In addition, the Company’s policy on stockholder nominations for director candidates requires that to be considered for next year’s slate of directors any stockholder nominations for director must be received by Bryan P. Healey, the Secretary of the Company, at the Company’s principal executive office: 5305 Miramar Lane, Colleyville, Texas 76034, no later than July 18, 2011.

Stockholders may write to Bryan P. Healey, the Secretary of the Company, at the Company’s principal executive office: 5305 Miramar Lane, Colleyville, Texas 76034, to deliver the stockholder proposals and stockholder nominations discussed above.

HOUSEHOLDING OF MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements, information statements and annual reports.  This means that only one copy of the Company’s information statement or annual report may have been sent to multiple shareholders in the same household.  The Company will promptly deliver a separate copy of either document to any shareholder upon request by writing the Company at the following address:  Kent Financial Services, Inc., 5305 Miramar Lane, Colleyville, Texas 76034, or by calling the Company at the following phone number: (682) 738-8011.  Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 accompanies this Information Statement.

By Order of the Board of Directors

/s/ Paul O. Koether
Paul O. Koether
Chairman

Dated: December 7, 2010

APPENDIX A

KENT FINANCIAL SERVICES, INC., AUDIT COMMITTEE CHARTER INTRODUCTION

This Audit Committee Charter (“Charter”) has been adopted by the Board of Directors (the “Board”) of Kent Financial Services, Inc. (the “Company”). The Audit Committee of the Board (the “Committee”) shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board.

The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of NASDAQ.

The Committee shall maintain free and open communication with the independent auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company’s accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee at Company expense may retain outside counsel, auditors or other advisors as the Committee may deem appropriate.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO and CFO.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

a.           Recommending to the Board the independent auditors to be retained (or nominated for stockholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the stockholders.

b.           Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

c.           Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity or independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

d.           Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, pricing of securities held by the Company, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K and any Annual Report to Shareholders.

e.           Issuing annually a report to be included in the Company’s proxy statement as required by the rules of the Securities and Exchange Commission.

f.           Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

g.           Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q prior to their filing, (2) earnings announcements prior to release (if practicable), and (3) the results of the review of any such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair, either in person or by telephone.)

h.           Discussing with management, and the independent auditors the quality and adequacy of and compliance with the Company’s internal controls.

i.           Discussing with management and/or Company counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements, and any material reports or inquiries from regulatory or governmental agencies.

j.           Reviewing management “conflict of interest” transactions.

The Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its stockholders and others.